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                                                                     EXHIBIT 4.5





                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN

                      As Amended and Restated July 20, 2000
                           Effective as of May 3, 2000



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                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
                      AS AMENDED AND RESTATED JULY 20, 2000
                           EFFECTIVE AS OF MAY 3, 2000



         Apache Corporation ("Apache"), a Delaware corporation (hereinafter referred to, together with its Affiliated Entities (as defined below), as the "Company" except where the context otherwise requires), established the Apache Corporation Deferred Delivery Plan effective as of February 10, 2000. The Plan (as defined below) provides Participants (as defined below) with an opportunity to defer income and permits the grant of Stock Bonus Awards (as defined below) to Participants selected by the Committee (as defined below), in consideration of the valuable past services provided by Participants to the Company.


         The Plan is intended to provide Participants with added incentives and to induce them to remain in the employ of the Company. The Company intends that the Plan shall not be treated as a "funded" plan for purposes of either the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").


                                    ARTICLE I
                                   DEFINITIONS

         Defined terms used in this Plan shall have the meanings set forth below:

1.01     Account

         "Account" means the memorandum account maintained for each Participant to which shall be credited all Deferred Amounts (including any Stock Bonus Award), all Company Match made on behalf of a Participant, and all adjustments thereto.

1.02     Affiliated Entity

         "Affiliated Entity" means any corporation or other legal entity (including but not limited to a partnership) which is affiliated with Apache through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor sections of the Code.

1.03     Code

         "Code" means the Internal Revenue Code of 1986, as amended.

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1.04     Committee

         "Committee" means the Stock Option Plan Committee of Apache's Board of Directors.

1.05     Company Match

         "Company Match" means the allocations to a Participant's Account made pursuant to Section 3.02.

1.06     Compensation

         "Compensation" shall mean the one-time 1999 discretionary award and/or income from any Stock Bonus Award and/or future exercises of non-qualified employee stock options granted to the Participants pursuant to Apache's 1990 Stock Incentive Plan, 1995 Stock Option Plan, 1998 Stock Option Plan, 2000 Stock Option Plan or any future plan under which employee stock options may be granted. The Committee and/or the Board of Directors may from time to time designate other forms of remuneration that are available for deferral into the Plan.

1.07     Deferred Amounts

         "Deferred Amounts" means the amounts of a Participant's Compensation, which are deferred and credited to the Participant's Account pursuant to Section 3.01.

1.08     Election Agreement

         "Election Agreement" means an application for participation in the Plan, execution of which by an eligible employee is required under
         Article II for the Participant to elect or acknowledge Deferred
         Amounts.

1.09     Fair Market Value

         "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

1.10     Participant

         "Participant" means any eligible employee selected to participate in this Plan pursuant to Section 2.01.

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1.11     Plan

         "Plan" means the Apache Corporation Deferred Delivery Plan as set forth herein, including Annex A.

1.12     Plan Year

         "Plan Year" means the period during which the Plan records are kept. The Plan Year shall be the calendar year.

1.13     Stock

         "Stock" means the $1.25 par value common stock of Apache.

1.14     Stock Bonus Award

         "Stock Bonus Award" means any grant of Stock Units made pursuant to Annex A.

1.15     Stock Units

         "Stock Units" means investment units, each of which is deemed to be equivalent to one share of Stock.

1.16     Trust

         "Trust" means the trust or trusts, if any, created by the Company to provide funding for the distribution of benefits in accordance with the provisions of the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.

1.17     Trust Agreement

         "Trust Agreement" means the written instrument pursuant to which each separate Trust is created.

1.18     Trustee

         "Trustee" means one or more banks, trust companies or insurance companies designated by the Company to hold the Trust fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the Trust Agreement.

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1.19     Headings; Gender and Number

         The headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01     Eligibility and Participation

         The Committee shall from time to time in its sole discretion select those employees of the Company who are eligible to participate in the Plan from among a select group of key employees.

2.02     Election

         Employees who have been selected by the Committee to participate in the Plan shall complete the election procedure specified by the Committee. The election procedure may include form(s) for the employee to (a) designate a beneficiary (pursuant to Article V), (b) elect or acknowledge Deferred Amounts by entering into an Election Agreement with the Company (pursuant to Section 3.01), (c) select a payment option for the eventual distribution of his Account (pursuant to Article V), and (d) provide such other information as the Committee may reasonably require.

2.03     Failure of Eligibility

         The Committee shall have the authority to determine that a Participant is no longer eligible to participate in the Plan. No Company Match or Stock Bonus Award shall be made, no Deferred Amounts withheld from a Participant's Compensation, and no dividend amounts credited to a Participant's Account after he ceases to be eligible to participate in the Plan. The determination of the Committee with respect to the termination of participation in the Plan shall be final and binding on all parties affected thereby. Except as provided in Section 5.01, any benefits vested hereunder, at the time the Participant becomes ineligible to continue participation, shall be distributable in accordance with the provisions of the Plan.

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                                   ARTICLE III
                             CONTRIBUTION DEFERRALS

3.01     Participant Deferrals

         (a) General. A Participant may elect to defer a portion of his Compensation and/or acknowledge the deferral of income from the grant of a Stock Bonus Award by filing the appropriate Election Agreement with the Committee's designee. Deferred Amounts related to the one-time 1999 discretionary award, and to such other remuneration as may be designated from time to time, shall be deducted through payroll withholding from the Participant's cash Compensation payable by the Company, and shall be credited to the Participant's Account on or about the date the amounts are deducted. Deferred Amounts from the deferral of income from the exercise of non-qualified stock option grants or from the grant of a Stock Bonus Award shall be credited to the Participant's Account on or about the date of the stock option exercise or the grant date of the Stock Bonus Award.

         (b) Initial Enrollment. When an employee first is selected to participate in the Plan, pursuant to Section 2.01, the Committee's designee shall provide him with an election form, which, when properly completed and timely returned to the Committee's designee shall constitute an Election Agreement. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee. The employee may elect to defer (i) up to 100 percent of the one-time 1999 discretionary award, and (ii) such percentage up to 100 percent of income from stock options exercised in the Plan Year indicated, divisible into such increments as may be designated by the Committee; however, 100 percent of income from the grant of any Stock Bonus Award shall be deferred. The Election Agreement shall be effective immediately upon receipt by the Committee's designee; however, Election Agreements related to the deferral of income from stock option exercises must be completed and returned not less than six months in advance of the Participant's intended exercise date. Each Election Agreement shall be irrevocable for the deferral of the one-time 1999 discretionary award, or the deferral of income from (i) stock options exercised in the Plan Year indicated or (ii) from the grant of any Stock Bonus Award.

         (c) Continuing Election. A Participant shall enter into a separate Election Agreement for (i) the deferral of income from stock options exercises in the Plan Year indicated, (ii) the deferral of income from the grant of any Stock Bonus Award, or (iii) any other deferral opportunity offered by the Committee. To be effective, the Election Agreement must be completed and returned to the Committee's designee by the deadline established by the Committee; however, Election Agreements related to the deferral of income from stock option exercises must be completed and returned not less than six months in advance of the Participant's intended exercise date. Each Election Agreement shall be irrevocable.

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         (d)  Participant Becomes Ineligible.  A Participant's Election
              Agreement(s) shall be canceled immediately if and when the Participant becomes ineligible to participate in the Plan.

3.02     Company Match

         The Company shall credit to a Participant's Account matching contributions equal to the Participant's Deferred Amount related to the 1999 one-time discretionary award. The Committee may from time to time in its sole discretion designate such other forms of remuneration that are available for deferral into the Plan, as well as such other matching contributions as the Committee deems appropriate. The Company Match shall be invested as specified in Article IV.

                                   ARTICLE IV
                 INVESTMENT OF DEFERRALS AND ACCOUNTING; VOTING

4.01     Investments

         (a) All amounts credited to a Participant's Account shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of one share of the Stock for the date on which the amount is credited to the Participant's Account. Amounts equal to any cash dividends declared on the Stock shall be credited to the Participant's Account as of the payment date for such dividend in proportion to the number of Stock Units in the Participant's Account as of the record date for such dividend. Such dividend amounts shall be invested in Stock Units, with the number of Stock Units determined using the Fair Market Value of the Stock on the dividend payment date, and such Stock Units shall vest pursuant to Section 5.01.

         (b) Nothing contained in this Section shall be construed to give any Participant any power or control to make investment decisions or otherwise influence in any manner the investment and reinvestment of assets contained within any investment alternative, such control being at all times retained in the full discretion of the Committee. Nothing contained in this Section shall be construed to require the Company or the Committee to fund any Participant's Account.

4.02     Voting

         Participants shall have no right to vote any Stock Units prior to the date on which such Stock Units are subject to distribution and shares of Stock are issued therefor.

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                                    ARTICLE V
                                  DISTRIBUTIONS

5.01     Vesting

         (a) The portion of a Participant's Account attributable to Deferred Amounts from the one-time 1999 discretionary award and related to stock option exercises shall be fully vested; however, the portion of a Participant's Account attributable to Deferred Amounts related to the grant of any Stock Bonus Award or to such other remuneration as may be designated from time to time shall vest on such terms as may from time to time be determined by the Committee.

         (b) A Participant shall vest in the portion of his Account that is attributable to the Company Match for the 1999 one-time discretionary award as follows: 50 percent on the date six months following the date of deferral and the remaining 50 percent on the date twelve months following the date of deferral.

         (c) If a Participant retires or becomes disabled (as defined by the Company's Long Term Disability Plan) while still employed by the Company, no vesting occurs subsequent to the date of retirement or disability and all unvested portions of the Participant's Account shall be forfeited immediately.

         (d) If a Participant dies while still employed by the Company, any unvested portion of the Participant's Account shall be immediately vested.

         (e) If a Participant's employment is terminated other than for cause as defined herein, no further vesting of unvested portions of the Participant's Account shall occur and all unvested portions thereof shall be forfeited immediately.

         (f) If the employment of the Participant is terminated for cause as determined by the Company, the Participant's entire Account balance (including any Deferred Amounts) shall be forfeited immediately. As used in this subsection, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures. The effect of this subsection shall be limited to determining the consequences of a termination and nothing in this subsection shall restrict or otherwise interfere with Company's discretion with respect to termination of any employee.

         (g) Stock Units attributable to dividend amounts credited to a Participant's Account pursuant to Section 4.01 shall vest as the corresponding Stock Units vest. As used in this subsection, "corresponding Stock Units" shall mean those Stock Units on which the dividend amounts are calculated.


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5.02     Distribution During Employment

         (a) While a Participant is employed by the Company, the only available distribution is a distribution pursuant to the terms of the applicable Election Agreement beginning five years after the date of deferral pursuant to the Election Agreement(s) on file for the Participant. Any distribution shall be paid in whole shares of Stock, delivered in the number of installments designated by the Participant in the applicable Election Agreement and, coincident with delivery of the last such installment, any fractional shares shall be paid in cash.

         (b) If a Participant has elected to take his distribution in installments, the first installment shall be delivered within 90 days after the corresponding date five years after the date of deferral, and each subsequent installment shall be delivered not later than March 31st of the following calendar year.

         (c) If a Participant remains employed by the Company, a Participant may elect to further defer for an additional five years his distribution by executing a new Election Agreement at least six months prior to the first installment due pursuant to the Participant's previous election.

5.03     Distributions After Employment

         Distributions after the Participant's death are discussed in Section
         5.04. All other distributions shall be made as set forth below:

         (a) Timing. The Participant's vested Account shall be distributed after the Participant terminates employment with the Company and the distribution shall be made pursuant to the Participant's Election Agreement(s). If a Participant has elected to take his distribution in installments, the first installment shall be delivered within 90 days after the Participant's termination date and each subsequent installment shall be delivered not later than March 31st of the following calendar year.

         (b) Form of Distribution. The Participant's entire vested Account shall be paid in whole shares of Stock, delivered in the number of installments designated pursuant to the Election Agreement(s) executed by the Participant and, coincident with delivery of the last such installment, any fractional shares shall be paid in cash.

         (c) Minimum Distribution. If, as of the Participant's termination date, the value of his entire vested Account is $50,000 or less, the Participant's vested Account balance shall be distributed in one lump sum and such distribution shall be made within 90 days of the Participant's termination date.

         (d) Reemployment. If a Participant is reemployed by the Company before his entire vested Account balance is paid, installments from the Plan shall be suspended.


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              Installments will resume after the Participant again terminates employment. The number of remaining installments shall be the number of annual installments originally designated pursuant to the Election Agreement(s) executed by the Participant, less the number of installments received before the Participant was re-employed. If the Participant dies before receiving all installments, Section 5.04 shall apply.

5.04     Distributions After Participant's Death

         (a) Each Participant shall designate one or more persons, trusts or other entities as his beneficiary (the "Beneficiary") to receive any amounts distributable hereunder at the time of the Participant's death. In the absence of an effective Beneficiary designation as to part or all of a Participant's interest in the Plan, such amount shall be distributed to the Participant's surviving spouse, if any, otherwise to the personal representative of the Participant's estate.

         (b) A Beneficiary designation may be changed by the Participant at any time and without the consent of any previously designated Beneficiary. However, if the Participant is married, his spouse shall be his Beneficiary unless such spouse has consented to the designation of a different Beneficiary. To be effective, the spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee's designee. If a Participant has designated his spouse as a Beneficiary or as a contingent Beneficiary, and the Participant and that spouse subsequently divorce, then such Beneficiary designation shall be void and of no effect with respect to such spouse on and after the day such divorce is final.

         (c) When a Participant dies, his remaining vested Account balance shall be distributed to his Beneficiary in one lump sum as soon as administratively possible after his death, regardless of the payment schedule the Participant elected, and regardless of whether installment payments had begun. Such distribution shall be paid in whole shares of Stock, with any fractional shares paid in cash.

5.05     Withholding

         At the time of distribution, the Plan shall withhold from such distribution any taxes or other amounts that are required to be withheld pursuant to any applicable law or such greater amount as requested by the Participant. The Committee may direct the Plan to withhold additional amounts from any payment to repay the Participant's debt or obligation to the Company or at the request of the Participant.


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                                   ARTICLE VI
                                 ADMINISTRATION

6.01     Committee to Administer and Interpret Plan

         The Plan shall be administered by the Committee. The Committee shall have all discretion and powers necessary for administering the Plan, including, but not by way of limitation, full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and, in general, to decide any dispute. The Committee shall direct the Company, the Trustee, or both, as the case may be, concerning distributions in accordance with the provisions of the Plan. The Committee's designee shall maintain all Plan records except records of any Trust.

6.02     Organization of Committee

         The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint designees and/or agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. The Committee may authorize one or more of its members, designees or agents to sign instructions, notices and determinations on its behalf. The action of a majority of the Committee's members shall constitute the action of the Committee.

6.03     Agent for Process

         Apache's Vice President and General Counsel and Apache's Corporate Secretary shall each be an agent of the Plan for service of all process.

6.04     Determination of Committee Final

         The decisions made by the Committee shall be final and conclusive on all persons.

                                   ARTICLE VII
                                      TRUST

7.01     Trust Agreement

         The Company may, but shall not be required to, adopt a separate Trust Agreement for the holding and administration of the funds contributed to Accounts under the Plan. The Trustee shall maintain and allocate assets to a separate account for each Participant under the Plan. The assets of any such Trust shall remain subject to the claims of the Company's general creditors in the event of the Company's insolvency.


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7.02     Expenses of Trust

         The parties expect that any Trust created pursuant to Section 7.01 will be treated as a "grantor" trust for federal and state income tax purposes and that, as a consequence, such Trust will not be subject to income tax with respect to its income. However, if the Trust should be taxable, the Trustee shall pay all such taxes out of the Trust. All expenses of administering any such Trust shall be a charge against and shall be paid from the assets of such Trust.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

8.01     Amendment

         (a) The Plan may be amended at any time and from time to time, retroactively or otherwise; however, no amendment shall reduce any vested benefit that has accrued on the effective date of such amendment. Each Plan amendment shall be in writing and shall be approved by the Committee and/or Apache's Board of Directors. An officer of Apache to whom the Committee and/or Apache's Board of Directors has delegated the authority to execute Plan amendments shall execute each such amendment or the Plan document restated to include all such Plan amendment(s).

         (b) The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

8.02     Successors and Assigns; Termination of Plan

         The Plan is binding upon Apache and its successors and assigns. The Plan shall continue in effect from year to year unless and until terminated by Apache's Board of Directors. Any such termination shall operate only prospectively and shall not reduce any vested benefit that has accrued on the effective date of such termination.

                                   ARTICLE IX
                            STOCK SUBJECT TO THE PLAN

9.01     Number of Shares

         Subject to Section 4.01 and Annex A, and to adjustment pursuant to
         Section 9.03 hereof, one million (1,000,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other

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         provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of Apache if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock distributed under the terms of the Plan and shares of Stock equal to the number of Stock Units credited to Participants' Accounts maintained under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan; however, shares of Stock represented by any Stock Units related to the exercise of stock options shall retain their authorization under the applicable stock option plan and shall not be applied to reduce the number of shares of Stock remaining available for use under the Plan. Apache, at all times during the existence of the Plan and while any Stock Units are credited to Participants' Accounts maintained under the Plan, shall retain as Stock in Apache's treasury at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

9.02     Other Shares of Stock

         The shares of Stock represented by any Stock Units that are forfeited, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited, shall automatically become available for use under the Plan.

9.03     Adjustments for Stock Split, Stock Dividend, Etc.

         If Apache shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock remaining available for use under the Plan; and (ii) the shares of Stock then represented by Stock Units credited to Participants' Accounts maintained under the Plan.

9.04     Dividend Payable in Stock of Another Corporation, Etc.

         If Apache shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside for Stock Units credited to Participants' Accounts maintained under the Plan and delivered to any Participant upon distribution pursuant to the terms of the Plan. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, Apache shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall


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         be treated as the owner. If securities or other property which have been set aside by Apache in accordance with this Section are not delivered to a Participant because all or part of his Stock Units are forfeited pursuant to the terms of the Plan, then the applicable portion of such securities or other property shall remain the property of Apache and shall be dealt with by Apache as it shall determine in its sole discretion.

9.05     Other Changes in Stock

         In the event there shall be any change, other than as specified in Sections 9.03 and 9.04 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares (i) remaining available for use under the Plan and/or (ii) represented by Stock Units credited to Participants' Accounts maintained under the Plan, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan.

9.06     Rights to Subscribe

         If Apache shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of Apache or of any other corporation, there shall be reserved with respect to the Stock Units credited to Participants' Accounts maintained under the Plan the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the shares of Stock represented by such Stock Units had been issued and outstanding. If, at the time of distribution under the terms of the Plan, the Participant subscribes for the additional shares or other securities, the price that is payable by the Participant for such additional shares or other securities shall be withheld from such distribution pursuant to Section
         5.05 hereof.

9.07     Change in Control

         (a) In the event of a change in control of Apache as defined below, then the Committee may, in its sole discretion, if it so elects, take any of the following actions: (i) accelerate the vesting of all unvested Stock Units credited to Participants' Accounts so that such unvested stock Units become fully vested and payable, which acceleration may be conditional upon the occurrence of subsequent events including, without limitation, a change in control, and may be irrevocable, either conditionally or unconditionally; and (ii) make any other adjustments or amendments to the unvested Stock Units as the Committee deems appropriate.

         (b) For purposes of this Plan, a "change in control" shall mean any of the events specified in Apache's Income Continuance Plan or any successor plan which constitute a change in control within the meaning of such plan.

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9.08     General Adjustment Rules

         No adjustment or substitution provided for in this Article IX shall require Apache to sell or otherwise issue a fractional share of Stock. All benefits payable under the Plan shall be distributed in whole shares of Stock, with any fractional shares paid in cash.

9.09     Determination by the Committee, Etc.

         Adjustments under this Article IX shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                    ARTICLE X
                          REORGANIZATION OR LIQUIDATION

In the event that Apache is merged or consolidated with another corporation and Apache is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of Apache is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy
Code) or liquidation of the Company, and if the provisions of Section 9.07 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and any Stock Units credited to Participants' Accounts maintained under the Plan, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any Stock Units credited to Participants' Accounts maintained under the Plan by the substitution on a equitable basis of appropriate stock of Apache or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants with respect to such Stock Units as a result of such substitution or (ii) upon written notice to the Participants, provide that all distributions from the Plan shall be made within a specified number of days of the date of such notice. In the latter event, the Committee shall accelerate the vesting of all unvested Stock Units credited to Participants' Accounts so that all such Stock Units become fully vested and payable prior to any such event.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01    Funding of Benefits -- No Fiduciary Relationship

         Benefits shall be paid either out of the Trust or, if no Trust is in existence or if the assets in the Trust are insufficient to provide fully for such benefits, then such benefits shall be distributed by the Company out of its general assets. Nothing contained in the Plan shall be deemed to create any fiduciary relationship between the Company and the Participants. Notwithstanding anything herein to the contrary, to the extent that any

                                    14 of 16
         person acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company, except to the extent provided in the Trust Agreement, if any.

11.02    Right to Terminate Employment

         The Company may terminate the employment of any Participant as freely and with the same effect as if the Plan were not in existence.

11.03    Inalienability of Benefits

         No Participant shall have the right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under the Plan, nor shall the benefits under the Plan be subject to any legal process to levy upon or attach the benefits for payment for any claim against the Participant or his spouse. If, notwithstanding the foregoing provision, any Participant's benefits are garnished or attached by the order of any court, the Company may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be distributed pursuant to the Plan. During the pendency of the action, any benefits that become distributable shall be paid into the court, as they become distributable, to be distributed by the court to the recipient it deems proper at the conclusion of the action.

11.04    Claims Procedure

         (a) The Participant, his spouse or the authorized representative of the claimant shall file all claims in writing, by completing such procedures as the Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

         (b) If a claim is denied, notice of denial shall be furnished by the Committee to the claimant within 90 days after the receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or beneficiary and the extension shall not exceed 90 days.

         (c) The Committee shall provide adequate notice, in writing, to any claimant whose claim as been denied, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claims and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such review within the reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than 60 days. A decision on review

                                    15 of 16
              shall be made not later than 60 days after the Committee's receipt of the request for review. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

11.05    Disposition of Unclaimed Distributions

              Each Participant must file with the Company from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to a Participant at his last post office address on file with the Company, or if no address is filed with the Company, then at his last post office address as shown on the Company's records, will be binding on the Participant and his spouse for all purposes of the Plan. The Company shall not be required to search for or locate a Participant or his spouse.

11.06    Distributions Due Infants or Incompetents

              If any person entitled to a distribution under the Plan is an infant, or if the Committee determines that any such person is incompetent by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the distributions becoming due to such person to be made to another for his benefit, without responsibility of the Committee to see to the application of such distributions. Distributions made pursuant to such power shall operate as a complete discharge of the Company, the Trustee, if any, and the Committee.

11.07    Governing Law

              The Plan and all Election Agreements shall be construed in accordance with the Code and, to the extent applicable, the laws of the State of Texas excluding any conflicts-of-law provisions.


July 20, 2000

ATTEST:                                APACHE CORPORATION


/s/ Cheri L. Peper                     /s/ Daniel L. Schaeffer
----------------------------          ----------------------------------
Cheri L. Peper                         Daniel L. Schaeffer
Corporate Secretary                    Vice President, Human Resources

                                    16 of 16

                                     ANNEX A
                    APACHE CORPORATION DEFERRED DELIVERY PLAN
                          STOCK BONUS AWARD PROVISIONS


From time to time, grants of stock bonus awards for specified numbers of Stock Units (each a "Stock Bonus Award") may be made to Participants under the terms of the Plan. Capitalized terms used in this Annex A shall have the meaning set forth in the Plan or herein, as the case may be.

Grants of Stock Bonus Awards shall be made by the Committee. The Stock Units covered by each Stock Bonus Award shall be credited to the Participant's Account maintained under the Plan.

In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants to receive Stock Bonus Awards. For each stock Bonus Award, the Committee shall:

     -        specify the date of grant and number of Stock Units granted;

     -        designate the vesting provisions; and

     - establish such other terms and requirements as deemed necessary or desirable and consistent with the Plan.

Each Stock Bonus Award shall be evidenced by a written agreement containing the particular provisions of such award and in such form as the Committee shall determine.

Upon the grant and/or vesting of each Stock Bonus Award, the Participant shall make appropriate arrangements with the Company to provide for the amount of all applicable federal, state and local income and other tax withholding requirements. As used in the Plan, the phrase "income from the grant of a Stock Bonus Award" shall mean the amount calculated by multiplying (a) the number of Stock Units covered by the Stock Bonus Award, times (b) the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for the date of grant. If there are no Stock transactions on such date of grant, the per share closing price of the Stock shall be determined as of the immediately preceding date on which there were Stock transactions.

Except as set forth in this Annex A and/or in the applicable written agreement, each Stock Bonus Award and the Stock Units related thereto shall be subject to all other terms and conditions set forth in the Plan.

                                          --------------------------------------
                                          THIS DOCUMENT CONSTITUTES PART OF A
                                            PROSPECTUS COVERING SECURITIES
                                              THAT HAVE BEEN REGISTERED
                                              UNDER THE U. S. SECURITIES
                                               ACT OF 1933, AS AMENDED
                                          --------------------------------------

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN

                      ACKNOWLEDGEMENT OF STOCK BONUS AWARD

                                   MAY 3, 2000


PARTICIPANT:
                               -------------------------------------------------

NUMBER OF STOCK UNITS:
                               -------------------------------------------------

VESTING PROVISIONS:
                               -------------------------------------------------

All of the terms, conditions and provisions contained in the Apache Corporation Deferred Delivery Plan (the "Plan") to which this Acknowledgement is attached are herein incorporated by reference in their entirety and shall be deemed to be a part of this Acknowledgement to the same extent as if such terms, conditions and provisions had been set forth in full herein.

The term "Election Agreement", as used in the Plan, shall include this Acknowledgement. Capitalized terms used herein shall have the meaning set forth in the Plan.

Executed as of the day and year set forth above.


APACHE CORPORATION                          PARTICIPANT


By:  Daniel L. Schaeffer
     --------------------------------       ------------------------------------
Its: Vice President, Human Resources        [Participant Name]

                                            ------------------------------------
                                            Social Security Number

                                            ------------------------------------
                                            Address

                                            ------------------------------------
                                            City, State, Zip Code

                    APACHE CORPORATION DEFERRED DELIVERY PLAN
                DEFERRAL OF INCOME FROM STOCK OPTION EXERCISE(S)
                  ANNUAL IRREVOCABLE ELECTION FORM - US CITIZEN
              (BECOMES EFFECTIVE SIX MONTHS AFTER DATE OF ELECTION)


Participant                                    Social Security Number/
Name:                                          Employee Number:

     --------------------------------------    ---------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


Complete Parts I and II

I. STOCK OPTION INCOME - I elect to defer receipt of all or a portion of my Income from Stock Option Exercise(s)

Note: This is an annual election and elections to defer Income from Stock Option Exercise(s) must be completed each year. An election for income deferral MUST be completed 6 months prior to a stock option exercise. Each December 31 the deferral election for that year expires and a new election must have been made and be in place to continue income deferrals. Even if an exercise does not occur, the deferral election remains in place for the remainder of the calendar year.

Choose A, B or C and fill in the Blank(s)

__________ A.  I elect to defer 100% of my Income from Stock Option Exercise(s) in     __________(year)

__________ B.  I elect to defer _____ % of my Income from Stock Option Exercise(s) in  __________(year)
               Designate the percent you wish to defer in increments of 1% up to 100%

__________ C.  I do not wish to defer any of my Income from Stock Option Exercise(s) in _________(year)
                (If you do not wish to defer income, proceed to signature section.)

II.     ACCOUNT DISTRIBUTION

IF you have already made an election to have your account distributed at termination and you want the income deferred from this election to be distributed at termination, there is no need to complete this section. Proceed to Signature Section.

IF you want to have the income from this election deferred for 5 years, complete
         Sections A and B below.


           A.  5 YEAR DEFERRAL

__________ 1.  I elect to have the income from this deferral distributed after
               5 years - Can be renewed for another 5 years, if election made 6 months prior to distribution date.

           B.  5 Year Deferral - Number of Annual Installments:
                  Choose 1 or 2
__________ 1.  I elect to receive my account in one lump sum distribution

__________ 2.  I elect to receive my account in 5 annual installments


-------------------------------------         -----------------------------
Participant Signature                         Date

                               APACHE CORPORATION
                             DEFERRED DELIVERY PLAN
               IRREVOCABLE DISTRIBUTION ELECTION FORM - US CITIZEN

Participant                                    Social Security Number/
Name:                                          Employee Number:

     --------------------------------------    ---------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

All income in your Account is recorded in stock units and distributions will be made in whole shares of Apache Common Stock. Any fractional shares will remain in your Account until final distribution and will be converted to and paid in cash on the final distribution.

ACCOUNT DISTRIBUTION

You must make two elections about your Account distribution -
When to start Distribution & the Number of Annual Installments

           A.  When to Start Distribution
                    Choose 1 or 2
__________ 1.  I elect to receive my Account distribution in 5 years -
                  Can be renewed for another 5 years, if election made 6 months prior to distribution date.

__________ 2.  I elect to receive my Account distribution after I am no longer employed by Apache.


           B.  5 YEAR DEFERRAL - NUMBER OF ANNUAL INSTALLMENTS - COMPLETE THIS
               SECTION IF YOU CHOSE A.1. ABOVE
              (Annual installments will begin during the first quarter after the fifth year of deferral)
              Choose 1 or 2

__________ 1.  I elect to receive my Account in one lump sum distribution.

__________ 2.  I elect to receive my Account 5 annual installments.

           C. Termination Deferral - Number of Annual Installments - complete this section if you chose A.2. above (The first installment will be paid within 90 days of termination; each subsequent installment will be paid during the first calendar quarter of each year thereafter) IF you elect annual installments, your full Account will be distributed, as per this election and no additional distribution elections will need to be made.
               Choose 1, 2 or 3

__________ 1.  I elect to receive my Account in one lump sum distribution.
               (If Account balance is less than $5,000, full Account will be distributed in lump sum regardless of election)

__________ 2.  I elect to receive my Account in 5 annual installments.

__________ 3.    I elect to receive my Account in 10 annual installments.



-------------------------------------         -----------------------------
Participant Signature                         Date

             APACHE CORPORATION DEFERRED DELIVERY PLAN (THE "PLAN")
                             BENEFICIARY DESIGNATION

Participant                                    Social Security Number/
Name:                                          Employee Number:

     --------------------------------------    ---------------------------------

Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

I understand that if I am survived by a spouse, my spouse is the beneficiary and is entitled to receive upon my death my vested Account balance distributable under the terms of the Plan. However, if I am not married or if my spouse consents on the Spousal Consent Form below, my vested Account balance distributable under the terms of the Plan may be paid to another beneficiary or beneficiaries. I understand that this designation may be changed or revoked by me upon receipt by [Apache Corporation] of a new designation of beneficiary or beneficiaries or notice of revocation.

                 [ ] I am married.     [ ] I am not married.

Pursuant to the provisions of the Plan, I hereby designate the following beneficiary or beneficiaries to receive, upon my death, my vested Account balance distributable under the terms of the Plan:

           THIS DESIGNATION IS SUBJECT TO THE CONDITIONS SHOWN BELOW*

          Name                Relationship                  Percentage

Primary:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Contingent:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           *CONDITIONS APPLICABLE TO DESIGNATION OF BENEFICIARY:

Except as otherwise provided below or by the provisions of the Plan, my vested Account balance distributable under the terms of the Plan paid by reason of my death is subject to the following conditions:

         (a) If I am married at my death, my vested Account balance distributable under the terms of the Plan shall be paid to my surviving spouse unless my spouse consents on the Spousal Consent Form below;

         (b) If (a) does not apply, my vested Account balance distributable under the terms of the Plan shall be paid in equal shares, unless otherwise specified above, to such of the Primary Beneficiaries as survive me;

         (c) If no Primary Beneficiary survives me, my vested Account balance distributable under the terms of the Plan shall be paid in equal shares, unless otherwise specified above, to such of the Contingent Beneficiaries as survive me; and

         (d) If any Primary Beneficiary or Contingent Beneficiary is my spouse at the time this beneficiary designation is made but ceases to be such prior to my death, such spouse shall be deemed to have predeceased me.


--------------------------------------               ---------------------------
           Participant's Signature                              Date


           SPOUSAL CONSENT FORM TO BENEFICIARY DESIGNATION

I, _______________, am the spouse of ______________, who is a Participant in the Plan. I understand that under the provisions of the Plan, I am the primary beneficiary and I am entitled to receive upon the death of my spouse's vested Account balance distributable under the terms of the Plan, unless I consent to the designation of another as primary beneficiary. I hereby waive my rights as primary beneficiary and consent to the above designation of primary and contingent beneficiaries.


--------------------------------------               ---------------------------
  Signature of Participant's Spouse                              Date


STATE OF _______________

COUNTY OF ______________

The foregoing instrument was acknowledged before me this _______ day of
_______________, 200__ by ______________   who personally appeared before me.


My commission expires:                          -------------------------------
                                                Notary Public Signature